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                                                                    EXHIBIT 10.1










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                    ACQUISITION AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

        QUADRAMED CORPORATION AND PYRAMID HEALTH ACQUISITION CORPORATION,

                                       AND

                 PYRAMID HEALTH GROUP, INC. AND ITS STOCKHOLDERS

                                      DATED

                                  JUNE 1, 1998


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                    ACQUISITION AGREEMENT AND PLAN OF MERGER

      This Acquisition Agreement and Plan of Merger (the "Agreement") is dated June 1, 1998 by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and Pyramid Health Acquisition Corporation, a Delaware corporation ("Acquisition Co."), on the one hand, and Pyramid Health Group, Inc., a Delaware corporation (the "Company"), Nitin T. Mehta (the "Majority Stockholder"), and Sprout Capital V, Sprout Growth, L.P., Sprout Growth, Ltd., DLJ Venture Capital Fund, Copley Partners 2, L.P., Toronto Dominion Investments, Inc., Scottish Investment Trust, PLC, David Shanks, Eugene M. Weber, Trustee of the Weber Family Trust dated 1/6/89, Jeffrey C. Bachmann, Compex Investors I, L.P., Compex Investors II, L.P., Mehta Family Partners, L.P., Transcorp C/F Nitin T. Mehta A/C IRC-6699-OT, Transcorp C/F Nitin T. Mehta A/C KPS-0227-00, Transcorp C/F Neil N. Mehta A/C IRZ-8055-OC, Transcorp C/F Nayan N. Mehta A/C IRZ-8054-OC, Transcorp C/F Meena N. Mehta A/C TP2-87332, Prabhu Goel, Trustee of the Neil N. Mehta 1996 Trust, Prabhu Goel, Trustee of the Nayan N. Mehta 1996 Trust and Sharad P. Patel, Trustee of the Sharad P. Patel Trust of April 9, 1985, who, together with the Majority Stockholder are all of the stockholders of the Company (each, a "Stockholder" and collectively, the "Stockholders"), on the other hand.

      WHEREAS, QuadraMed is a duly incorporated Delaware corporation engaged in the business of developing, marketing and selling software products and consulting services to healthcare providers and payors.

      WHEREAS, Acquisition Co. is a duly incorporated Delaware corporation formed by QuadraMed for the purpose of the Merger (as defined below) contemplated by this Agreement, with authorized capital stock consisting of 1,000 shares of Common Stock, $0.001 par value, of which all 1,000 shares are duly and validly issued and outstanding and owned by QuadraMed.

      WHEREAS, the Company is a duly incorporated Delaware corporation engaged in the medical records management business, with authorized capital stock consisting of 14,000,000 shares of Common Stock, $0.01 par value, of which 523,547 shares are duly and validly issued, outstanding and entitled to vote as of June 1, 1998, and 3,565,553 shares of Preferred Stock, $0.01 par value, of which 1,700,000 shares of Series A Convertible Preferred Stock are duly and validly issued, outstanding and entitled to vote as of June 1, 1998, 1,227,775 shares of Series B Convertible Preferred Stock are duly and validly issued, outstanding and entitled to vote as of June 1, 1998 and 60,000 shares of Series C Convertible Preferred Stock are duly and validly issued, outstanding and entitled to vote as of June 1, 1998.

      WHEREAS, the Holders of $8,000,000 in principal amount of 10% Convertible Subordinated Notes issued by the Company (the "Noteholders") have the right to vote on all matters submitted to the Stockholders of the Company as if such 10% Convertible Subordinated Notes had been fully converted into Common Stock of the Company.



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      WHEREAS, the Stockholders and the Noteholders and the respective Boards of
Directors of QuadraMed, Acquisition Co. and the Company have approved the acquisition of the Company by QuadraMed via merger (the "Merger") of Acquisition Co. with and into the Company.


      WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code (as defined below) and be accounted for as a pooling of interests under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants.

      WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

      1.1 "Acquisition Co. Common Stock" shall mean the Common Stock of Acquisition Co., $0.001 par value.

      1.2 "Affiliate" shall mean any person directly or indirectly controlled by, controlling or under common control with any party to this Agreement.

      1.3 "Closing" shall mean the closing of the transactions contemplated in this Agreement.

      1.4 "Closing Consideration" shall mean 2,740,000 newly-issued shares of QuadraMed Common Stock (as defined below) payable at the Closing pro rata to all of the Stockholders.

      1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

      1.6 "Company Common Stock" shall mean all of the issued and outstanding Common Stock of the Company, $0.01 par value, all of which shares are held by the Stockholders as of the date hereof.


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      1.7   "Company Financial Statements" shall mean the consolidated unaudited balance sheet of the Company as of March 31, 1998 and the related statements of operations, stockholders' equity and cash flows for the twelve (12) month period then ended, as prepared by the Company.

      1.8 "Company Convertible Notes" shall mean those certain 10% Convertible Subordinated Notes issued by the Company pursuant to that certain 10% Convertible Subordinated Note Purchase Agreement dated October 31, 1988 by and between the Company and the Noteholders, as amended.

      1.9 "Company Preferred Stock" shall mean all of the issued and outstanding preferred stock of the Company, $0.01 par value, all of which shares are held by the Stockholders as of the date hereof.

      1.10 "Company Stock" shall mean the Company Common Stock and the Company Preferred Stock.

      1.11 "Company Subsidiaries" shall mean any Person which is an Affiliate of the Company including, without limitation, Hospital Correspondence Corporation, Pyramid Health Solutions, Inc. and Pyramid Health Technologies and excluding Compex Legal Services, Inc.

      1.12 "Contract" shall mean any existing written or oral contract, subcontract, understanding, lease, policy, commitment, sales order, purchase order, warranty, indenture, mortgage, note, bond, instrument, license agreement or other agreement, commitment or undertaking of any nature.

      1.13 "Conversion Ratio" shall mean the quotient obtained by dividing the aggregate number of QuadraMed Shares (as defined below) delivered as the Closing Consideration by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (as defined below).

      1.14 "Daily Price" of the QuadraMed Shares shall mean the last reported sales price on such day reported by the National Association of Securities Dealers, Inc. Automated Quotation System.

      1.15  "Delaware Code" shall mean the Delaware General Corporation Law.

      1.16 "Effective Time" shall mean the date and time the Certificate of Merger (as defined below) is filed with and accepted by the Delaware Secretary of State.

      1.17 "Employee Benefit Plan(s)" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA (as defined below) and any other plan, policy, program, practice or arrangement providing compensation or other benefits to any current or former officer or


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employee of the Company or any beneficiary or dependent thereof that is or was maintained by the Company.

      1.18 "Encumbrance" shall mean any mortgage, chattel mortgage, conditional sales Contract, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise of transfer of any other attribute of ownership of any asset), pledge, liability, lien, charge, security interest, encumbrance, option, lease, license, easement or similar interest.

      1.19 "Environmental Law" shall mean all applicable federal, state and local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations, permits and agreements issued or signed by any federal, state or local government authority, relating to environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Water Act of 1977, the Clean Air Act, the Resource Conservation and Recovery Act of 1976, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Occupational Safety and Health Act of 1970 and the Safe Drinking Water Act, all as amended, and any state and local counterparts to such acts as existing at the time of Closing.

      1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder.

      1.21 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

      1.22 "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

      1.23 "Governmental Body" shall mean any nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, any federal, state, local, municipal, foreign or other government or any governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Person and any court or other tribunal).

      1.24 "Government Communications" shall mean all written inspection reports, complaints and other communications received by the Company or oral communications received by officers of the Company from any Governmental Body.


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      1.25  "Hazardous Substance(s)" shall mean any substance, the presence of which requires investigation or remediation under any Environmental Law or under common law, any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance which is regulated by any Environmental Law, any substance, the presence of which causes or threatens to cause a material nuisance upon property presently and/or previously owned, leased or otherwise operated or used by the Company (or poses or threatens to pose a hazard to the health or safety of persons on or about the property of the Company or adjacent properties) and radon, ureaformaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products.

      1.26 "Intellectual Property" shall mean all inventions, all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, mask works and all applications, registrations and renewals in connection therewith, trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), proprietary software, other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium).

      1.27 "IRS" shall mean the United States Internal Revenue Service or any successor entity.

      1.28 "Knowledge" shall mean that an individual will be deemed to have Knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (as defined below), other than an individual, will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

      1.29 "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.


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      1.30  "Licenses" shall mean all material licenses, permits, approvals and registrations issued by a Governmental Body necessary for the ownership of the Company properties and the conduct of its business as currently conducted.

      1.31 "Material Adverse Effect" shall mean any material adverse effect on the business, assets, liabilities, properties, operations, prospects or condition (financial or otherwise) of the Company and the Company Subsidiaries taken as a whole.

      1.32 "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or any other entity of whatever nature.

      1.33  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

      1.34 "QuadraMed Common Stock" shall mean the shares of Common Stock of QuadraMed, $0.01 par value.

      1.35 "QuadraMed SEC Filings" shall mean any and all documents, reports and other filings made by QuadraMed with the SEC (as defined below) since March 31, 1998, including, without limitation, the Proxy Statement for the Annual Meeting of Stockholders held May 28, 1998, the 1997 Annual Report to Stockholders, Report on Form 8-K dated April 28, 1998, Report on Form 8-K dated May 4, 1998, Amendment No. 1 to Form 10-K, Amendment No. 4 to Form S-3, Amendment No. 4 to Form S-4, Medicus Proxy/QuadraMed Prospectus, and Report on Form 10-Q for the Quarter ended March 31, 1998.

      1.36 "QuadraMed Shares" shall mean the shares of QuadraMed Common Stock issuable as the Closing Consideration.

      1.37 "Real Property" shall mean all of the land, buildings, plants, facilities, installations, fixtures and other structures and improvements leased to the Company pursuant to the Real Property Leases (as defined below), and any parcels of land owned by the Company, together with all privileges and easements appurtenant thereto, and any and all buildings, plants, facilities, installations, fixtures and other structures and improvements situated or located on such land or attached thereto.

      1.38 "Real Property Leases" shall mean, collectively, any written real property leases to which the Company is a party.

      1.39 "Regulatory Action(s)" shall mean any material claim, demand, action or proceeding brought or instigated by any governmental authority in connection with any Environmental Law (including, without limitation, civil, criminal and/or administrative proceedings), whether or not seeking costs, damages, penalties or expenses.


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      1.40  "SEC" shall mean the United States Securities and Exchange
Commission, or any successor entity.

      1.41  "Securities Act" shall mean the Securities Act of 1933, as amended.

      1.42 "Surviving Corporation" shall mean the Company as the surviving corporation following the Merger.

      1.43 "Tax(es)" shall mean all taxes, charges, fees, levies or other assessments of any nature whatsoever (including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever) together with any interest and any penalties, additions to tax or additional amounts imposed, assessed or collected by any Governmental Body (domestic or foreign) upon the Company to which reference is being made or any Affiliate thereof or upon any consolidated, combined or unitary group of which any such entity is or was a member.

      1.44 "Tax Return(s)" shall mean all federal, state, foreign, local and other tax returns, reports and statements heretofore required to be filed by the Company to which reference is being made or by any consolidated, combined or unitary group of which the Company is or was a member.

                                   ARTICLE II.
                                   THE MERGER

      2.1 Merger. Subject to the terms and conditions hereof, the Merger shall be consummated in accordance with the Delaware Code as promptly as practicable following the satisfaction or waiver of the conditions set forth in Articles VIII, IX and X. At the Effective Time, subject to the terms and conditions of this Agreement and in accordance with the laws of Delaware, the separate corporate existence of Acquisition Co. shall cease and Acquisition Co. shall be merged with and into the Company, which shall be the Surviving Corporation.

      2.2 Company Common Stock, Company Preferred Stock and Company Convertible Notes.

            (a) On or prior to the Closing, the Company and each of the Stockholders agree that each share of the Company Preferred Stock and Company Convertible Notes shall be converted into Company Common Stock by the holders thereof as follows: the 1,700,000 shares of Series A Convertible Preferred Stock of the Company issued and outstanding shall be converted into 2,379,995 shares of Company Common Stock, the 1,227,775 shares of Series B Convertible Preferred Stock issued and outstanding shall be converted into 1,718,880 shares of Company Common Stock, the 60,000 shares of Series C Convertible Preferred Stock issued


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and outstanding shall be converted into 2,750,076 shares of the Company Common
Stock and ninety percent (90%) of the principal amount of the Company Convertible Notes shall be converted into a total of 1,421,315 shares of Company Common Stock. The Company and each of the Stockholders agrees to take all actions and execute all documents reasonably necessary to evidence and effectuate the conversions set forth in this Section 2.2(a). The post-conversion numbers set forth above reflect a 1.4 to 1 split of the Company's Common Stock effectuated on October 1, 1997.

            (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Stockholders, be converted into the right to receive a portion of the Closing Consideration as indicated on Schedule 2.2(b) upon surrender at the Closing of the certificates representing such shares. Each share of Company Stock held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversion thereof. The stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time.

            (c) At or as soon as practicable after the Effective Time, each holder of the Company Stock certificates shall surrender such certificates in exchange for one (1) or more certificates representing QuadraMed Common Stock. Upon surrender of a Company Stock certificate to QuadraMed for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by QuadraMed, the holder of such Company Stock certificate shall be entitled to receive in exchange therefor one (1) or more certificates representing the number of whole shares of QuadraMed Common Stock that such holder has the right to receive pursuant to the provisions of this
Section 2.2, and the Company Stock certificates so surrendered shall be cancelled. Until surrendered as contemplated by this Section 2.2, each Company Stock certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender one (1) or more certificates representing shares of QuadraMed Common Stock (and cash in lieu of any fractional share of QuadraMed Common Stock) as contemplated by this Section
2.2. If any Company Stock certificate shall have been lost, stolen or destroyed, QuadraMed may, in its discretion and as a condition precedent to the issuance of any certificate representing QuadraMed Common Stock, require the owner of such lost, stolen or destroyed Company Stock certificate to provide an appropriate affidavit and to deliver a bond (in such sum as QuadraMed may reasonably direct) as indemnity against any claim that may be made against QuadraMed or the Surviving Corporation with respect to such Company Stock certificate. No dividends or other distributions declared or made with respect to QuadraMed Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock certificate with respect to the shares of QuadraMed Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders the Company Stock certificate in accordance with this Section 2.2 (at which


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time such holder shall be entitled to receive all such dividends and distributions and such cash payment). No fractional shares of QuadraMed Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Stock who would otherwise be entitled to receive a fraction of a share of QuadraMed Common Stock (after aggregating all fractional shares of QuadraMed Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock certificate(s) be paid in cash the dollar amount (rounded to the nearest whole cent) without interest, determined by multiplying such fraction by the Daily Price on the Closing. QuadraMed and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Stock pursuant to this Agreement such amounts as QuadraMed or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Neither QuadraMed nor the Surviving Corporation shall be liable to any holder or former holder of Company Stock for any shares of QuadraMed Common Stock (or dividends or distributions with respect thereto) or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

            (d) Each of the Noteholders shall be paid an amount equal to ten percent (10%) of the principal amount of each Company Convertible Note and all accrued but unpaid interest due thereunder through the Closing, payable by check to be mailed to the address of such Noteholder in the Company's records or by wire transfer pursuant to instructions delivered by such Noteholder to QuadraMed at least two (2) business days prior to the Closing.

            (e) Each certificate representing QuadraMed Shares shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

            (f) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Stockholder thereof if the Stockholder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.


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            (g)   Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

      2.3   Options.

            (a) At the Effective Time, each outstanding and unexercised Company stock option (whether vested or unvested) outstanding under the Pyramid Health Group 1997 Employee and Consultant Stock Option Plan (the "Option Plan") and each outstanding warrant to purchase the Company's Series B Convertible Preferred Stock issued pursuant to that certain letter agreement dated August 11, 1993 by and between the Company and certain investors in the Company Convertible Notes (the "Warrant(s)") shall cease to represent a right to acquire shares of Company Common Stock or Company Preferred Stock as set forth on
Schedule 2.3(a), as the case may be, and shall be converted automatically into an option to purchase shares of QuadraMed Common Stock in an amount and at an exercise price determined as provided below.

            (b) The number of shares of QuadraMed Common Stock subject to the new option shall be equal to the product of the number of shares of Company Common Stock subject to the original option or Warrant multiplied by the Conversion Ratio, provided that any fractional shares of QuadraMed Common Stock resulting from such multiplication shall be rounded to the nearest share.

            (c) The exercise price per share of QuadraMed Common Stock under the new option or Warrant shall be equal to the quotient obtained by dividing the exercise price per share of Company Common Stock under the original option by the Conversation Ratio, provided that such exercise price shall be rounded to the nearest cent.

            (d) The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and are intended to be effected in a manner consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to the Company shall be deemed to be references to QuadraMed.

            (e) Each Company stock option shall be assumed by QuadraMed in accordance with the terms (as in effect as of the date of this Agreement) of the Option Plan and the stock option agreement by which such Company stock option is evidenced. All restrictions on the exercise of each such assumed Company stock option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company stock option shall otherwise remain unchanged.


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      2.4   Acquisition Co. Common Stock. Each share of Acquisition Co. Common
Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of QuadraMed, be converted into such number of newly issued shares of the common stock of the Surviving Corporation equal to the number of shares of Acquisition Co. Common Stock then outstanding.

      2.5 Execution of Certificate of Merger. At the Closing, the Company shall complete and execute a Certificate of Merger, substantially in the form attached hereto as Exhibit "A" and incorporated herein by this reference (the "Certificate of Merger"), and shall cause the Certificate of Merger to be delivered to the Delaware Secretary of State for filing as provided in Section 251 of the Delaware Code. The parties hereto will also execute and deliver such other documents or certificates as may be required to effect the Merger.

      2.6   Effect of the Merger. The Merger shall have the effects set forth in
Section 259 of the Delaware Code.

      2.7 Certificate of Incorporation; Bylaws. As of the Effective Time, the Certificate of Incorporation of Acquisition Co. shall be the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of Acquisition Co. shall be the Bylaws of the Surviving Corporation.

      2.8 Directors. The directors of Acquisition Co. as of the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

      2.9 Officers. The officers of Acquisition Co. as of the Effective Time shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or otherwise provided by law.

      2.10 Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Article XIII, the Closing of the transactions contemplated by this Agreement shall take place either by facsimile (with original signature pages to immediately follow by overnight courier) or at the principal executive offices of QuadraMed, 80 East Sir Francis Drake Boulevard, Suite 2A, Larkspur, California 94939 as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles VIII, IX and X.

      2.11 Closing Obligations of Company and Stockholders. At the Closing, the Company and the Stockholders shall deliver or cause to be delivered to QuadraMed and Acquisition Co.:


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            (a)   the Certificate of Merger duly executed for filing;

            (b)   the closing certificate required by Section 9.3 below;

            (c)   the opinion of counsel required by Section 9.4 below;

            (d) a certificate of the Secretary of the Company attesting to the incumbency of the officers executing the Agreement and the other agreements and certificates delivered by the Company at the Closing and certifying to the authenticity of the Certificate of Incorporation and Bylaws of the Company, each as amended;

            (e) the Non-Competition and Non-Interference Agreements, substantially in the form attached hereto as Exhibit "B" and incorporated herein by this reference (the "Non-Competition Agreements"), executed by the Majority Stockholder and Monica Pappas, William DeVitt and Sharad Patel;

            (f) Evidence reasonably satisfactory to counsel to QuadraMed evidencing the conversion of all of the Company Preferred Stock and Company Convertible Notes to Company Common Stock as set forth in Section 2.2(a).

            (g) the audited Company Financial Statements, audited by KPMG Peat Marwick, the Company's independent certified public accounting firm, including notes thereto (the "Audited Company Financial Statements").

            (h) the Release, substantially in the form attached hereto as Exhibit "C" and incorporated herein by this reference, executed by the Majority Stockholder;

            (i) the Registration Rights Agreement, substantially in the form attached hereto as Exhibit "D" and incorporated herein by this reference (the "Registration Rights Agreement"), executed by each of the Stockholders;

            (j) resignation letters of each of the officers and directors of the Company dated effective as of the Closing;

            (k) a certificate of good standing for the Company issued by the Delaware Secretary of State not more than ten (10) days prior to the Closing Date; and

            (l) such other documents as may be reasonably requested by counsel for QuadraMed and Acquisition Co. as necessary to consummate the transactions contemplated by this Agreement.

      2.12 Closing Obligations of QuadraMed and Acquisition Co. At the Closing, QuadraMed and Acquisition Co. shall deliver or cause to be delivered to the Company and the Stockholders:

            (a)   the closing certificate required by Section 10.3 below;

            (b)   the opinion of counsel required by Section 10.4 below;

            (c) a certificate of the Secretary of each of QuadraMed and Acquisition Co. attesting to the incumbency of the officers executing the Agreement and the other agreements and certificates delivered by QuadraMed and Acquisition Co. at the Closing;

            (d) the Non-Competition Agreements, executed by QuadraMed and Acquisition Co.;

            (e)   the Registration Rights Agreement, executed by QuadraMed; and

            (f) such other documents as may be reasonably requested by counsel for the Company and the Stockholders as necessary to consummate the transactions contemplated by this Agreement.

      2.13 Private Placement. The QuadraMed Shares to be issued to the Stockholders pursuant to this Agreement will be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and applicable state securities laws. The Stockholders hereby agree to take all actions and execute all documents to qualify issuance of the QuadraMed Shares for such exemptions.

      2.14 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

      2.15 Pooling of Interests. The parties intend that the Merger be treated as a "pooling of interests" for accounting purposes. Each party will take all actions and execute all documents reasonably necessary to effectuate the same.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES
                   OF THE COMPANY AND THE MAJORITY STOCKHOLDER

      The Company and the Majority Stockholder hereby jointly and severally represent and warrant to QuadraMed and Acquisition Co. as follows:

      3.1 Organization and Good Standing. The Company and each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses and to enter into, deliver and perform its obligations under and to consummate the transactions contemplated by this Agreement. Except as set forth in Schedule 3.1, neither the Company nor any of the Company Subsidiaries have conducted any business or otherwise used, for any purpose or any jurisdiction, any fictitious name, assumed name, trade name or other name.

      3.2 Certificate of Incorporation and Bylaws; Records. The Company has delivered to QuadraMed and Acquisition Co. accurate and complete copies of (i) the Certificate of Incorporation and Bylaws of the Company and each of the Company Subsidiaries, including all amendments thereto, (ii) the stock records of the Company and each of the Company Subsidiaries and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company and each of the Company Subsidiaries, the Board of Directors of the Company and each of the Company Subsidiaries and all committees of the Board of Directors of the Company and each of the Company Subsidiaries. There have been no formal meetings or other proceedings of the stockholders of the Company or any of the Company Subsidiaries, the Board of Directors of the Company or any of the Company Subsidiaries or any committee of the Board of Directors of the Company or any of the Company Subsidiaries that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Certificate of Incorporation or Bylaws of the Company and each of the Company Subsidiaries, and the Company nor any of the Company Subsidiaries has taken any action that is inconsistent in any material respect with any resolution adopted by the stockholders of the Company and each of the Company Subsidiaries, the Board of Directors of the Company and each of the Company Subsidiaries or any committee of the Board of Directors of the Company and each of the Company Subsidiaries. The books of account, stock records, minute books and other records of the Company and each of the Company Subsidiaries are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

      3.3 Qualifications To Do Business. The Company and each of the Company Subsidiaries are qualified to do business and are in good standing in each jurisdiction (listed on Schedule 3.3 to this Agreement) where the character or location of property owned and leased, the employment of personnel or the nature of the businesses and activities conducted by the Company and each of the Company Subsidiaries, as the case may be, require such qualification, licensing or domestication, except in such jurisdictions where the failure to be so qualified, licensed or domesticated and to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect. Except for the jurisdictions listed on Schedule 3.3, neither the Company nor any of the Company Subsidiaries is required to file franchise, income or other tax returns in any jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

      3.4 Capitalization. The authorized capital stock of the Company consists of 14,000,000 shares of Common Stock, $.01 par value, of which 523,547 shares have been issued and are outstanding as of the date of this Agreement, and 3,565,553 shares of Preferred Stock, $0.01 par value, of which 1,700,000 shares of Series A Convertible Preferred Stock are duly and validly issued, outstanding and entitled to vote as of the date of this Agreement, 1,227,775 shares of Series B Convertible Preferred Stock are duly and validly issued, outstanding and entitled to vote as of the date of this Agreement and 60,000 shares of Series C Convertible Preferred Stock are duly and validly issued, outstanding and entitled to vote as of the date of this Agreement. All of the outstanding shares of Company Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Schedule 3.4 provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject. All outstanding shares of Company Stock have been issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements and all requirements set forth in applicable Contracts. All securities repurchased, redeemed or otherwise reacquired by the Company were reacquired in compliance with the Delaware Code and all other applicable Legal Requirements and all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

      3.5 Ownership of Shares; No Change. Other than restrictions on transfer imposed by the Securities Act, as of the date of this Agreement and as of the Closing, the Stockholders do and will own all of the issued and outstanding Company Stock. Each of the shares of Company Stock to be tendered by the Stockholders at the Closing is free and clear of any Encumbrance, and at the Closing, each of such shares of Company Stock will be free of any such Encumbrance. The Stockholders have full power and authority to convey good marketable title to the shares of Company Stock owned by them free and clear of any Encumbrances. Except as set forth on Schedule 3.5, there has been no change in the capital stock or other equity interests of the Company within the two (2) year period ending on the Effective Time of this Agreement.

      3.6 Subsidiaries and Other Affiliates. Except as set forth on Schedule 3.6, the Company does not have any subsidiaries. Except as set forth on Schedule 3.6, all issued and outstanding shares or other equity interests in each of the Company Subsidiaries is owned directly by the Company free and clear of any Encumbrances. Except as set forth on Schedule 3.6, there are not as of the date hereof, and at the Effective Time, there will not be, any other shares of capital stock or other equity interest of any of the Company Subsidiaries authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements or other agreements, claims or commitments of any nature whatsoever obligating any of the Company Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of capital stock or other securities or equity interests of any of the Company Subsidiaries obligating the Company or any of the Company Subsidiaries to grant, extend, or enter into any such agreement. There are no shareholder agreements, voting trusts, proxies or other agreements, instruments or other understandings with respect to the capital stock of any of the Company Subsidiaries.

      3.7   Authority.

            (a) The Company has the necessary corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by the Board of Directors and Stockholders of the Company in accordance with applicable law. No further corporate action will be necessary on the part of the Company to make this Agreement valid and binding upon the Company in accordance with its terms. This Agreement has been duly and validly authorized, executed and delivered by the Company and this Agreement (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity). Neither the execution, delivery nor performance of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with the terms and provisions of this Agreement or the Certificate of Merger will result in any material respect in a violation or breach of any term or provision of the Company's Certificate of Incorporation or Bylaws, or of any statute, rule or regulation applicable to the Company or its businesses, properties, assets or personnel, or conflict with or constitute a violation or breach of, or a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), nor give any party a right to accelerate the due date of any indebtedness or obligation under, any indenture, mortgage, deed of trust, Contract or agreement to which the Company is a party or to which its properties or assets are subject, or any instrument, judgment, decree, writ or other restriction to which the Company is a party or by which the Company or its businesses, properties, assets or personnel are bound.

            (b) Except for filing the Certificate of Merger with the Delaware Secretary of State and obtaining any necessary third-party consents set forth on
Schedule 3.7, the Company is not required to obtain the consent of any third-party or to submit any notice, report or other filing with any federal, state or local governmental authority in connection with the execution or delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated herein.

      3.8 Company Financial Statements. The Company has delivered to QuadraMed true, complete and correct copies of the Company Financial Statements, and, as of the Closing, will deliver to QuadraMed true, complete and correct copies of the Audited Company Financial Statements. Except as set forth on Schedule 3.8, the Company Financial Statements present fairly the consolidated financial condition of the Company and the consolidated assets and liabilities of the Company as of the respective dates of and at said dates and the results of its operations, changes in stockholders' equity and cash flows for the periods therein specified, and have been prepared from the books and records of the Company in accordance with GAAP, consistently applied and maintained throughout the periods indicated. There will be no material variation between the Company Financial Statements and the Audited Company Financial Statements which would cause a Material Adverse Effect.

      3.9 Undisclosed Liabilities. Except for liabilities disclosed or provided for on the Company Financial Statements, liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1998 and liabilities set forth on Schedule 3.9, neither the Company nor any of the Company Subsidiaries have any material direct or indirect indebtedness, liability, losses or obligation, accrued, absolute or contingent (whether or not of a kind required by GAAP to be set forth on a balance sheet).

      3.10 Absence of Certain Changes. Except as set forth on Schedule 3.10 or as provided for in this Agreement, since March 31, 1998, the Company and each of the Company Subsidiaries has conducted its business only in the ordinary course and consistent with prior practice, and the Company has not:

            (a) discharged or satisfied any Encumbrances or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Company Financial Statements and current liabilities incurred since March 31, 1998 in the ordinary course of business and consistent with prior practice;

            (b) declared or made any payment of any dividend, or made any other distribution upon or in respect of any of its shares of capital stock, or purchased, retired or redeemed any of the shares of its capital stock or any other securities, including any warrants or options to purchase any capital stock, or obligated itself to do any of the foregoing;

            (c) subjected (or permitted to be subjected) any of its property, business or assets, tangible or intangible to any Encumbrances except in the ordinary course of business consistent with prior practice and except for Encumbrances for current taxes which are not yet due and payable;

            (d) sold, transferred, leased to others or otherwise disposed of any of its assets or cancelled or compromised any debt or claim, or waived or released any claim or right of substantial value except in the ordinary course of business consistent with prior practice;

            (e) terminated or received any notice of termination of any Contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

            (f) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, distributors, formulators, customers or suppliers;

            (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, or entered into any agreement or commitment relating to, any license, patent, copyright, trademark, trade name, permit, consent, approval, invention, product registration or similar rights, domestic or foreign, or modified any existing rights with respect thereto;

            (h) adopted, entered into or amended any Employee Benefit Plan or made any change in the actuarial methods or assumptions used in funding or determining benefit equivalences thereunder, or, except in the ordinary course of business consistent with prior practice, made any change in the rate of compensation, commission, bonus, deferred compensation arrangement or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus (cash or non-cash), extra compensation, deferred compensation arrangement or severance or vacation pay, to any stockholder, director, officer, employee, salesman or distributor of the Company or hired or entered into any employment agreement or arrangement with any person;

            (i) issued or sold any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any Person, or any equity interest in any Person or otherwise made any loan or advance to or investment in any Person, except for short-term investments in cash and cash equivalents made in the ordinary course of business and consistent with prior practice;

            (j) made any capital expenditures or capital additions or betterments or commitments therefor in excess of $50,000 individually or $100,000 in the aggregate;

            (k) instituted, settled or agreed to settle, or suffered any material adverse determination in, any litigation, action or proceeding before any court or governmental body (domestic or foreign) relating to the Company or its businesses, assets or properties;

            (l) accepted any Contract for performance of services or orders in a material amount from any hospital, health care provider or other customer under conditions relating to price, terms of payment, time of delivery or performance or like matters differing in a material fashion from the conditions regularly and usually specified on acceptance of Contracts or orders for similar services or merchandise from said customer or customers who are similarly situated, or made any change in its selling, pricing, advertising or personnel practices, inconsistent with its prior practices and prudent business practices prevailing in the industry;

            (m) revalued any of its assets or written off as uncollectible any notes or accounts receivable which, individually or in the aggregate, is material to the Company or its businesses, except writedowns and write-offs in the ordinary course of business.

            (n) entered into any agreement or made any commitment to take any of the actions described in paragraphs (a) through (m) above; or

            (o)   experienced any Material Adverse Effect.

      3.11  Assets.

            (a) Except as set forth on Schedule 3.11, the Company and each of the Company Subsidiaries has good and marketable title to, or a valid leasehold interest in or other legal right to use, all of the properties and assets it owns or uses in its business. None of such assets or properties are subject to any Encumbrances, except (i) Encumbrances and leases incurred or made in the ordinary course of business which are not substantial in character, amount or extent and do not materially impair the usefulness of such properties and assets in the conduct of the business of the Company, (ii) liens for Taxes, assessments or other governmental charges or levies which are either not yet delinquent or are being contested in good faith and by appropriate proceedings, can be paid without penalty and which do not materially impair the usefulness of such properties and assets in the conduct of the business of the Company or the Company Subsidiaries or (iii) as reflected on the Company Financial Statements.

            (b) Except as set forth on Schedule 3.11, all of such properties and assets owned, leased or used by the Company or any of the Company Subsidiaries have been maintained in accordance with customary industry practices, are in good operating condition and repair except for normal wear and tear, are suitable for the purposes used, are directly related to the business of the Company or any of the Company Subsidiaries and are adequate and sufficient for all current operations of the business of the Company and each of the Company Subsidiaries. The Company and each of the Company Subsidiaries has delivered to QuadraMed and Acquisition Co. a complete list, which is true and correct as of its date in all material respects, of all equipment, machinery, tools, equipment, motor vehicles and other tangible personal property and supplies owned, leased or used by the Company, except for items having a cost less than $25,000.

      3.12 Real Property Matters. Neither the Company nor any of the Company Subsidiaries owns any Real Property. The Real Property includes all land used for the conduct of the business and operations of the Company. Except as set forth on Schedule 3.12, no Hazardous Substances have been used in the construction or repair of, or any alterations or additions to, or are currently located in or on, any portion of the Real Property. The Company has delivered to QuadraMed and Acquisition Co. true, correct and complete copies of the Real Property Leases and copies of all reports of any engineers, environmental consultants or other consultants in its possession relating to any of the Real Property. Each of the Real Property Leases is valid and enforceable in accordance with its terms, the Company has not received any notice of any, and there exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default in any material respect under any Real Property Lease and all lessors (and, if applicable, all mortgagees with respect to Real Property Leases covering Real Property which is encumbered by a mortgage) under the Real Property Leases (or mortgages) have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations thereunder (except where the failure to obtain such consent would not constitute a Material Adverse Effect). None of the property subject to any Real Property Lease is subject to any Encumbrance, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation as might in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business and operations of Company.

      3.13 Intellectual Property. Schedule 3.13 sets forth all Intellectual Property of the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries own, or are licensed to, or otherwise have, the right to use the Intellectual Property that is required for the conduct of the business of the Company and the Company Subsidiaries. Except as set forth on Schedule 3.13, neither the Company nor any of the Company Subsidiaries is in violation of, or infringing upon, any patent, trademark, service mark, trade name, copyright or franchise of any third-party, and no claims have been asserted, nor is there any litigation pending or, to the Knowledge of the Company, the Company Subsidiaries and the Majority Stockholder, threatened claiming such infringement. Except as set forth on Schedule 3.13, neither the Company nor any of the Company Subsidiaries has licensed or encumbered any of its Intellectual Property to any third-party, nor have any other distribution rights been granted by the Company or any of the Company Subsidiaries to a third-party. Except as set forth on Schedule 3.13, neither the Company nor any of the Company Subsidiaries has entered into any other agreements whereby the Company or any of the Company Subsidiaries has been appointed as a distributor or licensee of any products, patents or trademarks owned by a third-party. Except as set forth on
Schedule 3.13, neither the Company nor any of the Company Subsidiaries has entered into any agreement which restricts or affects the use of any of the Intellectual Property. Neither the Company nor any of the Company Subsidiaries is in breach of any agreement set forth in Schedule 3.13, nor have any claims with respect to any such agreement been asserted nor is there any litigation pending or, to the Knowledge of the Company, the Company Subsidiaries and the Majority Stockholder, threatened claiming any such breach, nor have any claims been asserted that any of the terms and conditions of such agreements violate the laws of any jurisdiction or treaty. Except as set forth in Schedule 3.13, the Company or the Company Subsidiaries own or have licensed from third-parties, and have the right to use, all necessary Intellectual Property in order to conduct its business in all material respects as currently conducted and has used reasonable efforts to protect its rights in and to maintain the secrecy of its trade secrets and other proprietary rights and information. The Intellectual Property conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect to, by or on behalf of the Company or any of the Company Subsidiaries.

      3.14 Proprietary Information of Third Parties. To the Knowledge of the Company, the Company Subsidiaries and the Majority Stockholder, no third-party has claimed or has reason to claim that any Person employed by, or serving as an independent contractor of, the Company or any of the Company Subsidiaries has
(i) violated or may be violating any terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third-party,
(ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third-party or (iii) interfered or may be interfering in the employment relationship between such third-party and any of its present or former employees.

      3.15  Tax Matters.

            (a) All Tax Returns and reports of the Company and each of the Company Subsidiaries required by law to be filed as of the Closing have been or will be duly filed, and all Taxes imposed upon the Company or any of the Company Subsidiaries, or any of their respective properties, assets or income which are due and payable as of the Closing or claimed by any taxing authority to be due and payable as of the Closing have been paid or reserved for as of the Closing, other than taxes, assessments, fees and charges being contested in good faith by the Company or any of the Company Subsidiaries concerning an amount which in the aggregate, is not material to the business of the Company or any of the Company Subsidiaries.

            (b) Except as set forth on Schedule 3.15, there are no claims for Taxes pending against the Company or any of the Company Subsidiaries and neither the Company nor any of the Company Subsidiaries knows of any threatened claim for Tax deficiencies or any basis for such claims, and there are not now in force any waivers or agreements by the Company or any of the Company Subsidiaries for the extension of time for the assessment of any tax, nor has any such waiver or agreement been requested by the IRS or any other taxing authority. Except as set forth on Schedule 3.15, neither the federal income Tax Returns of the Company nor any of the Company Subsidiaries have been examined by the IRS. Except as set forth on Schedule 3.15, no material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of the Company or any of the Company Subsidiaries which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability of the Company or any of the Company Subsidiaries for Taxes for any other period not so examined.

            (c) Neither the Company nor any of the Company Subsidiaries has liability for any federal, state or other Taxes of any other Person, including, without limitation, by reason of the application of Treas. Reg. Section 1.1502-6.

            (d) Neither the Company nor any of the Company Subsidiaries is required to file any tax returns or to pay any Taxes in foreign countries. The Company and each of the Company Subsidiaries has paid or is withholding and will pay when due to the proper taxing authorities all withholding amounts required to be withheld with respect to all Taxes on income, unemployment, social security or other similar programs or benefits with respect to salary and other compensation of directors, officers and employees of the Company or any of the Company Subsidiaries. The Company and each of the Company Subsidiaries has filed all Tax Returns, including IRS Forms 1099, required to be filed and has reported accurately all information required to be included on such Tax Returns.

            (e) Except as set forth on Schedule 3.15, neither the Company nor any of the Company Subsidiaries has executed a waiver or consent extending any statute of limitation for the assessment or collection of any tax, which waiver or consent remains in effect. Except as set forth on Schedule 3.15, neither the Company nor any of the Company Subsidiaries has received a tax ruling or entered into any agreement with any taxing authority, which ruling or agreement has or could have an effect on the Taxes of the Company or any of the Company Subsidiaries payable on or after the Closing.

            (f) Except as set forth on Schedule 3.15, neither the Company nor any of the Company Subsidiaries has been included in a federal consolidated income tax return and/or state consolidated, combined or unitary income tax return. Neither the Company nor any of the Company Subsidiaries has at any time consented to have the provisions of Section 341(f) of the Code apply to it. None of the Stockholders is a "foreign person" as that term is defined in Section 1445(f)(3) of the Code. Neither the Company nor any of the Company Subsidiaries is a party to any tax sharing agreement. Neither the Company nor any of the Company Subsidiaries is and will not be required to recognize after the Closing any taxable income in respect of accounting method adjustments required to be made under any applicable tax law, other than as set forth on Schedule 3.15 (which describes such adjustment, the reason therefor and the amount or estimated amount of such adjustment). Neither the Company nor any of the Company Subsidiaries has made or become obligated to make, and will not as a result of any event connected with the transactions contemplated by this Agreement become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

      3.16  Legal and Regulatory Matters. Except as set forth on Schedule 3.16
(i) there is no claim, suit, action, arbitration, governmental investigation or other proceeding, nor any order, decree or judgment pending or in effect, or, to the Knowledge of the Company, the Company Subsidiaries and the Majority Stockholder, threatened by, against or relating to the Company or any of the Company Subsidiaries, or any of their respective properties, or the transactions contemplated hereby, (ii) there are no judgments, decrees or orders enjoining the Company or any of the Company Subsidiaries in respect of, or the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any material aspect of the business of the Company or any of the Company Subsidiaries, (iii) the Company and each of the Company Subsidiaries have complied and are complying with all material Legal Requirements applicable to each of them or their properties, assets, personnel or business, non-compliance with which could have a Material Adverse Effect, (iv) the Company and each of the Company Subsidiaries have obtained all material Licenses necessary for the ownership of their respective properties and the conduct of their respective businesses as currently conducted, and all such Licenses are currently in full force and effect and (v) the Company and each of the Company Subsidiaries have provided QuadraMed and Acquisition Co. with access to all Government Communications and have delivered to QuadraMed and Acquisition Co. a true and complete copy of all Government Communications received by the Company and each of the Company Subsidiaries since March 31, 1998, and all Government Communications as to which any material unresolved issue remains.

      3.17 Employees. Except as set forth on Schedule 3.17, neither the Company nor any of the Company Subsidiaries has been or is a party to any collective bargaining agreements with respect to any of their employees or with respect to any Contract or agreement with a labor union or any local or subdivision thereof, nor have they been charged with any unresolved unfair labor practices, nor, to the Knowledge of the Company, the Company Subsidiaries and the Majority Stockholder, are there any present union organizing activity among any of their employees. To the Knowledge of the Company, the Company Subsidiaries and the Majority Stockholder, there are no material controversies, claims, suits, actions or proceedings pending or threatened between the Company or any of the Company Subsidiaries and their respective employees. The Company and each of the Company Subsidiaries has complied in all material respects with all laws and regulations relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, employment practices, terms and conditions of employment, collective bargaining, equal opportunity or similar laws and the payment of social security and similar taxes, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

      3.18 Billings; Customers. Except as set forth on Schedule 3.18, (i) all billings to customers which are party to Contracts of the Company or any of the Company Subsidiaries have been accurate in all material respects and (ii) to the Knowledge of the Company, the Company Subsidiaries and the Majority Stockholder, there are no existing, threatened or suspected disputes, offsets or counterclaims regarding any services rendered or billings to such customers.

      3.19 Insurance. Schedule 3.19 sets forth a list of all policies or binders of fire, liability, product liability, workman's compensation, vehicular, directors and officers, and other insurance held by or on behalf of the Company and each of the Company Subsidiaries. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by the Company and each of the Company Subsidiaries, and are in conformity with the requirements of all leases or other agreements to which the Company or any of the Company Subsidiaries is a party and, to the best of the Knowledge of the Company, the Company Subsidiaries and the Majority Stockholder, are valid and enforceable in accordance with their terms. Neither the Company nor any of the Company Subsidiaries is in material default with respect to any provision contained in any such policy or binder nor has the Company or any of the Company Subsidiaries failed to give any notice or present any material claim under any such policy in a due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Neither the Company nor any of the Company Subsidiaries has received notice of cancellation or non-renewal of any such policy or binder.

      3.20 Non-Assignable Rights. Except as set forth on Schedule 3.20, neither the execution, delivery nor performance of this Agreement by the Company or any of the Company Subsidiaries nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a breach or termination of, or prevent the Company or any of the Company Subsidiaries from realizing the benefits otherwise obtainable by the Company or any of the Company Subsidiaries under, any permits or property interests of the Company or any of the Company Subsidiaries, or any Contract, agreement, arrangement or commitment of the Company or any of the Company Subsidiaries, or (ii) require the affirmative consent or approval of any third-party, except where such breach or termination or the failure to obtain such consent would not constitute a Material Adverse Effect.

      3.21 Personnel. Schedule 3.21 sets forth (i) the names of all directors, officers of the Company and each of the Company Subsidiaries and employees of the Company and each of the Company Subsidiaries earning over $75,000 per year, indicating the positions within the Company or the Company Subsidiaries held by each such person and the current annual salary rates for each such person, and
(ii) a description of the Company's and each of the Company Subsidiaries' policies regarding severance or other benefits that may be payable to any employee of the Company or any of the Company Subsidiaries if his or her employment were terminated.

      3.22 Major Customers. Schedule 3.22 sets forth the complete and correct list of the twenty (20) largest customers of the Company and each of the Company Subsidiaries, in terms of revenue recognized in respect of such customers during the fiscal year ended March 31, 1998, showing the amount of revenue recognized for each such customer during such periods. Except as set forth and described on
Schedule 3.22, to the Knowledge of the Company, the Company Subsidiaries or the Majority Stockholder, neither the Company nor any of the Company Subsidiaries has received any notice or other communication (written or oral) from any of the customers listed on Schedule 3.22 hereto terminating or reducing in any material respect, or setting forth an intention to termination or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company or any of the Company Subsidiaries.

      3.23 Consultants, Sales Representatives and Other Agents. Schedule 3.23 sets forth a complete and correct list of the names of each consultant, sales representative or other agent (other than any person performing solely clerical functions) currently engaged by the Company or any of the Company Subsidiaries who is not an employee of the Company or any of the Company Subsidiaries and who has received compensation in excess of $50,000 with respect to the fiscal year ending March 31, 1998, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation earned by each such person for the fiscal period ending March 31, 1998. Complete and correct copies of all current agreements between the Company or any of the Company Subsidiaries and any such person have previously been delivered or made available to QuadraMed and Acquisition Co.

      3.24  Employee Benefit Plans.

            (a) Schedule 3.24 lists each Employee Benefit Plan of the Company or any of the Company Subsidiaries. Neither the Company or any of the Company Subsidiaries has any Affiliates for the purpose of ERISA. Each Employee Benefit Plan is in substantial compliance with applicable law and has been administered and operated in all material respects in accordance with its terms. Each Employee Benefit Plan which is intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a favorable determination letter from the IRS and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a "reportable event" (as defined in Section 4043(b) of ERISA) for which the thirty (30) day notice requirement has not been waived by the PBGC has occurred with respect to any Employee Benefit Plan. Other than as contemplated in Section 5.9 below, no Employee Benefit Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA.

            (b) Full payment has been made of all amounts which the Company or any of the Company Subsidiaries was required under the terms of the Employee Benefit Plan(s) to have paid as contributions to such Employee Benefit Plan(s) on or prior to the date hereof (excluding any amounts not yet due) and no Employee Benefit Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

            (c) To the Knowledge of the Company, the Company Subsidiaries and the Majority Stockholder, neither the Company nor any of the Company Subsidiaries, nor any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Benefit Plan(s) that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to
Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code.

            (d) No material liability, claim, action or litigation, has been made, commenced or threatened with respect to any Employee Benefit Plan(s) (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Employee Benefit Plan or related trust owns any securities in violation of Section 407 of ERISA. With respect to all Employee Benefit Plan(s) which are subject to Title IV of ERISA, as of the most recent actuarial valuation prepared for each such Employee Benefit Plan, the aggregate present value of the accrued liabilities thereof did not exceed the aggregate fair market value of the assets allocable thereto. The Company does not presently nor has it at any time in the past maintained a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). To the Knowledge of the Company, the Company Subsidiaries and the Majority Stockholder, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any Employee Benefit Plan of the Company or any of the Company Subsidiaries or their respective assets, or arising out of such Employee Benefit Plan(s) and, to the Knowledge of the Company, the Company Subsidiaries and the Majority Stockholder, no facts exist which could give rise to any such actions, suits or claims or that might have a material adverse effect on such Employee Benefit Plan(s). There has been no act or omission by the Company or any of the Company Subsidiaries that has given rise or may give rise to any finds, penalties, taxes or late charges under Section 502(c), (i) or
(l), Section 407(1) of ERISA or Chapter 43 of the Code.

      3.25 Accounts Receivable. Except as set forth on Schedule 3.25, the accounts receivable of the Company and each of the Company Subsidiaries represent valid claims, and, to the Knowledge of the Company, the Company Subsidiaries and the Majority Stockholder, no counterclaims or offsetting claims with respect to such receivables are pending or threatened, except for amounts reserved in the Financial Statements of the Company and each of the Company Subsidiaries against such receivables for allowances and discounts, and all such accounts receivable are collectible in the ordinary course of business.

      3.26  Compliance with Environmental Laws. Except as set forth on Schedule
3.26 (i) the Company and each of the Company Subsidiaries and all their respective operations are and have been in compliance with all Environmental Laws as currently in effect except where such noncompliance would not result in a Material Adverse Effect, (ii) neither the Company nor any of the Company Subsidiaries, nor any of their respective predecessors used, released or disposed of any Hazardous Substance in any manner that could reasonably be expected to result in material liability, (iii) none of the property leased or operated by the Company or any of the Company Subsidiaries is contaminated by any Hazardous Substance in a manner which requires investigation or corrective action under applicable Environmental Laws, (iv) none of the property leased or operated by the Company or any of the Company Subsidiaries is affected by any condition that could reasonably be expected to result in material liability under any Environmental Law as currently in effect and (v) there is and has been no condition, activity or event respecting the Company or any of the Company Subsidiaries or any of the properties leased or operated by it that could reasonably be expected to subject QuadraMed or the Surviving Corporation to any material liability under any Environmental Law as currently in effect.

      3.27 Bank and Brokerage Accounts. Schedule 3.27 lists (i) the names and addresses of all banks and brokerage firms in which the Company or any of the Company Subsidiaries has accounts or safe deposit boxes, lock boxes, vaults and the account numbers relating thereto, (ii) the name of each person authorized to draw on any such account or have access to any such boxes or vaults and (iii) the names of all Persons, if any, holding tax or other powers of attorney from the Company or any of the Company Subsidiaries and a summary of the terms thereof.

      3.28 Contracts. Except as set forth on Schedule 3.28, neither the Company nor any of the Company Subsidiaries is a party to any of the following contracts, agreements or arrangements, the loss of which would have a Material Adverse Effect:

            (a) Contracts in effect with any customer of the Company or any of the Company Subsidiaries, including, without limitation, all consulting services agreements, software license agreements and other licenses, software development agreements, purchase commitments or installation agreements and maintenance or service agreements (collectively, the "Customer Contracts");

            (b) Contract for the employment or retention of, or collective bargaining, severance or termination agreement with, any of its directors, officers, employees, consultants or agents or groups of employees;

            (c) profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other Employee Benefit Plan, agreement or arrangement;

            (d) Contract for the sale of any of its assets, property or rights outside the ordinary course of business consistent with prior practice (other than this Agreement);

            (e) Contract that contains any provisions requiring the Company or any of the Company Subsidiaries to indemnify or act as an indemnitor, guarantor, surety, co-signer, co-maker or endorser for any other person or entity;

            (f) Contract restricting the Company or any of the Company Subsidiaries from conducting business anywhere in the world;

            (g) agreement, note, debenture, loan, mortgage, indenture or other obligation for or relating to borrowed money or commitments for obtaining borrowed money;

            (h) Contract, lease or commitment which involves the future payment by or to it of more than $50,000, except (i) Contracts or commitments for the sale of goods or purchase or lease of equipment, tooling, supplies, services or raw materials in each case entered into in the ordinary course of business consistent with prior practice for periods of less than ninety (90) days and (ii) Contracts which may be cancelled by it upon thirty (30) or fewer days notice without payment of any penalty or fee in connection therewith;

            (i)   letter of credit or power of attorney;

            (j) joint venture Contract or similar arrangement or agreement which is likely to involve future payments by it;

            (k) personal service, vendor licensing, distributor, supplier, dealer, franchise, advertising, sales or manufacturer's representative, agency or other similar Contract; or

            (l) Contract to which any stockholder, officer or director of the Company or any of the Company Subsidiaries or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is presently a party, including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

Except as set forth on Schedule 3.28, all Contracts required to be listed on
Schedule 3.28 are valid and binding, enforceable in accordance with their respective terms and in full force and effect, and the continuation, validity and effectiveness of such items will in no way be affected by the consummation of the transactions contemplated by this Agreement. Neither the Company or any of the Company Subsidiaries nor, to the Knowledge of the Company or any of the Company Subsidiaries, any other party thereto, is, in any material respect, in breach of any provision of or in default under any term of any such agreement, and there exists no condition or event which after lapse of time or notice (or both) would constitute any such breach or default or result in any right to accelerate or loss of rights. True and complete copies of all such Contracts have been made available to QuadraMed and Acquisition Co. A substantial majority of the Customer Contracts entered into within the prior three (3) years conforms substantially to one of the forms attached hereto as Schedule 3.28 (the "Customer Contract Forms").

      3.29 Related Party Relationships. Except as set forth on Schedule 3.29, no Stockholder owning greater than a five percent (5%) interest in the Company or any of the Company Subsidiaries, no affiliate or member of the immediate family of any such Stockholder, and no officer or director or member of the immediate family of such officer or director of the Company or any of the Company Subsidiaries possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, or member of the immediate family of a director, officer or employee of, any Person that is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Company or any of the Company Subsidiaries (except as a stockholder holding less than one percent

(1%) interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market).

      3.30 Pooling of Interests. Neither the Company nor any of the Company Subsidiaries has knowledge of facts or circumstances in respect of the Company or any of the Company Subsidiaries or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated hereby as a pooling of interests.

      3.31 Material Misstatements or Omissions. The statements, representations and warranties of the Company, each of the Company Subsidiaries and the Majority Stockholder contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company, each of the Company Subsidiaries or each of the Stockholders pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

      3.32 Broker's Fees. Except as set forth on Schedule 3.32, there are no broker's or finder's fees or obligations due to any Persons engaged by the Company, any of the Company Subsidiaries or the Stockholders or any of the Company's employees, officers or directors in connection with the transactions contemplated by this Agreement, except for the fees and expenses of its counsel and accountants.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

      Each Stockholder hereby represents and warrants to QuadraMed and Acquisition Co. as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company and the Stockholders set forth in Article III above):

      4.1 Requisite Power and Authority. Such Stockholder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on such Stockholder's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Agreement will be the valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

      4.2 Investment Representations. Such Stockholder understands that the QuadraMed Shares have not been registered under the Securities Act. Such Stockholder also understands that the QuadraMed Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Stockholder's representations and warranties contained in this Agreement. Such Stockholder hereby represents and warrants as follows:

            (a) Such Stockholder is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

            (b) Such Stockholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to QuadraMed so that he, she or it is capable of evaluating the merits and risks of his, her or its investment in QuadraMed and has the capacity to protect his, her or its own interests. Such Stockholder must bear the economic risk of this investment indefinitely unless the QuadraMed Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Such Stockholder understands that QuadraMed has no present intention of registering the QuadraMed Shares. Such Stockholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Stockholder to transfer all or any portion of the QuadraMed Shares under the circumstances, in the amounts or at the times such Stockholder might propose.

            (c) Such Stockholder is acquiring the QuadraMed Shares for such Stockholder's own account for investment only, and not with a view towards their distribution.

            (d) Such Stockholder represents that by reason of his, her or its business or financial experience, such Stockholder has the capacity to protect his, her or its own interests in connection with the transactions contemplated in this Agreement. Further, such Stockholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

            (e) Such Stockholder has received and read the QuadraMed SEC Filings and has had an opportunity to discuss QuadraMed's business, management and financial affairs with directors, officers and management of QuadraMed and has had the opportunity to review QuadraMed's operations and facilities. Such Stockholder has also had the opportunity to ask questions of and receive answers from QuadraMed and its management regarding the terms and conditions of this investment.

            (f) Such Stockholder acknowledges and agrees that the QuadraMed Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Stockholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about QuadraMed, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market (as said term is defined under the Exchange Act) and the number of shares being sold during any three (3) month period not exceeding specified limitations.

            (g) Such Stockholder resides in the state or province identified in the address of such Stockholder set forth on the signature page to this Agreement.

      4.3 Transfer Restrictions. Such Stockholder acknowledges and agrees that the QuadraMed Shares are subject to restrictions on transfer set forth in this
Section 4.3. Such Stockholder agrees not to make any disposition of all or any portion of the QuadraMed Shares unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the transferee (except for transfers in compliance with Rule
144) has agreed in writing to be bound by the terms of this Agreement, such Stockholder shall have notified QuadraMed of the proposed disposition and shall have furnished QuadraMed with a detailed statement of the circumstances surrounding the proposed disposition and if reasonably requested by QuadraMed, such Stockholder shall have furnished QuadraMed with an opinion of counsel, reasonably satisfactory to QuadraMed, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Stockholder to a family member of such Stockholder or trust for the benefit of such Stockholder; provided, however, that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he, she or it were an original Stockholder hereunder.

      4.4 Accounting Treatment. Such Stockholder understands and agrees that it is intended that the Merger will be treated as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the SEC. Such Stockholder further understands that such Stockholder may be deemed to be an "affiliate" of the Company for purposes of application of the "pooling of interests" requirements, although nothing contained herein should be construed as an admission of either such conclusion. Accordingly, the shares of Company Common Stock held, and QuadraMed Common Stock to be held, may only be disposed of in conformity with the limitations described herein.

      4.5 Reliance Upon Representations, Warranties and Covenants. Such Stockholder has been informed that the treatment of the Merger as a "pooling of interests" for financial accounting purposes is dependent upon the accuracy of such Stockholder's representations and warranties set forth herein, and upon such Stockholder's compliance with such Stockholder's covenants set forth herein. Such Stockholder understands that the representations, warranties and covenants of such Stockholder set forth herein will be relied upon by QuadraMed, the Company and their respective counsel and accounting firms.

      4.6 Pooling of Interests. Notwithstanding any other provision of this Agreement to the contrary, such Stockholder will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce such Stockholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any Company Stock or any rights, options or warrants to purchase Company Stock, or any QuadraMed Common Stock (i) during the thirty (30) day period immediately preceding the Closing Date of the Merger and (ii) until such time after the Effective Time of the Merger as QuadraMed has publicly released a report including the combined financial results of QuadraMed and for a period of at least thirty (30) days of combined operations of QuadraMed and the Company within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Nothing in this Section 4.6 will be deemed to prohibit charitable contributions of such securities without consideration to transferees who agree to all of the restrictions in this Agreement.

                                   ARTICLE V.
                  COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

      The Company and each of the Stockholders hereby jointly and severally covenant and agree as follows:

      5.1 Further Efforts. Each of the Company and the Stockholders agree to use diligent efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Company and the Stockholders will use diligent efforts to effectuate all such action. As soon as reasonably practicable after the date hereof, and in any event on or prior to the Closing, each of the Company and the Stockholders will use reasonable diligent efforts to obtain the consents of all necessary governmental entities and other persons to the Merger.

      5.2 Confidentiality. In the event of the termination of this Agreement, the Company and its representatives and the Stockholders shall keep all information with respect to QuadraMed which has been disclosed to the Company pursuant to this Agreement confidential, shall utilize the information solely in connection with the transactions contemplated by this Agreement and shall promptly return to QuadraMed all written information provided to the Company by QuadraMed.

      5.3 Public Announcement. So long as this Agreement is in effect, neither the Company, the Stockholders nor any of their Affiliates shall issue or cause the issuance or the publication of any press release or any other public announcement (including, without limitation, disclosure to employees) with respect to the Merger or any other transaction contemplated by this Agreement without the prior review and written consent of QuadraMed.

      5.4 Conduct of Business. From and after the date of this Agreement to and including the Effective Time, the Company shall and the Stockholders shall cause the Company to carry on its businesses in all material respects in the usual and ordinary course and will not change the character of such businesses, use all reasonable efforts to preserve and maintain each of its respective business organizations intact, to preserve each of their respective goodwill, to retain its present employees and to maintain its relationships with suppliers and customers so that all of them will be preserved for the Surviving Corporation on and after the Effective Time.

      5.5 Access and Information. The Company will grant unrestricted access to QuadraMed and its counsel, accountants and other representatives, during reasonable working hours throughout the period from the date hereof to the Closing and upon reasonable prior notice, to all of the Company and the Company's properties, books, Contracts, commitments and records, and will furnish QuadraMed during such period with access to key Company employees and to all such information concerning the affairs of the Company as QuadraMed reasonably requests, including copies and/or extracts of pertinent records, documents and Contracts. The Company will cause its accountants to furnish to QuadraMed during such period any and all of its statements, working papers and other records and data as QuadraMed reasonably may request. No investigation by QuadraMed or its counsel, accountants and other representatives as contemplated by this Section 5.5 shall affect any representation or warranty given by the Company or the Stockholders under this Agreement.

      5.6 Financial Information. From and after the date hereof and until the Closing, the Company will deliver to QuadraMed as soon as practicable and in any event within twenty-one (21) days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of operations and of cash flows of the Company for such month and for the current fiscal year to the end of such month.

      5.7 Subsequent Events. The Company shall promptly, and in any event prior to the Closing, advise QuadraMed in writing of the occurrence of any event or the existence of any state of facts which would render any representation or warranty of the Company hereunder inaccurate or which would preclude satisfaction of any condition contained in Article VIII or Article IX of this Agreement; provided, however, that no such notification shall affect any such representation, warranty or condition.

      5.8 Exclusive Dealing. From the execution of this Agreement until the Effective Time or the earlier termination of this Agreement, the Company and each of the Stockholders will not directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Company's capital stock, its assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory in the ordinary course), and will immediately notify QuadraMed in writing regarding any contact between the Company, the Stockholders and any other Person or their respective representatives regarding any such offer or proposal or any related inquiry.

                                   ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES
                        OF QUADRAMED AND ACQUISITION CO.

      QuadraMed and Acquisition Co. hereby jointly and severally represent and warrant to the Company and the Stockholders as follows:

      6.1 Organization and Good Standing. QuadraMed and Acquisition Co. are both corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.

      6.2   Authority.

            (a) QuadraMed and Acquisition Co. have the necessary corporate power and authority to enter into and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by QuadraMed and Acquisition Co. have been duly authorized by the Board of Directors of each of QuadraMed and Acquisition Co. in accordance with applicable law. No further corporate action will be necessary on the part of QuadraMed or Acquisition Co. to make this Agreement valid and binding upon QuadraMed and Acquisition Co. in accordance with its terms. This Agreement has been duly and validly authorized, executed and delivered by QuadraMed and Acquisition Co. and this Agreement (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of QuadraMed and Acquisition Co., enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity).

            (b) Except for filing the Certificate of Merger with the Delaware Secretary of State, QuadraMed and Acquisition Co. are not required to obtain the consent of any third-party or to submit any notice, report or other filing with any federal, state or local governmental authority in connection with the execution or delivery or performance by QuadraMed and Acquisition Co. of this Agreement or the consummation of the transactions contemplated herein.

      6.3 QuadraMed Shares. As of the Closing, the QuadraMed Shares will have been duly reserved for delivery pursuant to the terms of this Agreement and will, when so delivered and paid for, be duly authorized, validly issued, fully paid and nonassessable shares and will be free and clear of all Encumbrances.

      6.4 QuadraMed SEC Filings. The QuadraMed SEC Filings, copies of which have been furnished to each Stockholder, have been duly filed, were in substantial compliance with the requirements of their respective report forms, were complete and correct in all material respects as of the dates at which the information therein was furnished, as of such date, contained no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of QuadraMed and the related notes and schedules included in the QuadraMed SEC Filings comply in all material respects with the requirements of the Exchange Act and present fairly the consolidated financial position in accordance with generally accepted accounting principles of QuadraMed, as of the dates indicated, and the results of its operations and changes in financial position for the periods therein specified (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). Since the date of the filing with the SEC of QuadraMed's most recent 10-Q, there has been no material adverse change in the financial condition or results of operations of QuadraMed that has resulted in a Material Adverse Effect on QuadraMed.

      6.5 Broker's Fees. Except as set forth on Schedule 6.5, there are no broker's or finder's fees or obligations due to any Persons engaged by QuadraMed or any of QuadraMed's employees, officers or directors in connection with the transactions contemplated by this Agreement, except for the fees and expenses of its counsel and accountants.

      6.6 Pooling of Interests. QuadraMed has no knowledge of facts or circumstances in respect of QuadraMed or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated hereby as a pooling of interests.

                                  ARTICLE VII.
                   COVENANTS OF QUADRAMED AND ACQUISITION CO.

      QuadraMed and Acquisition Co. hereby jointly and severally covenant and agree as follows:

      7.1 Further Efforts. QuadraMed agrees to use diligent efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, QuadraMed and Acquisition Co. will use diligent efforts to effectuate all such action. As soon as reasonably practicable after the date hereof, and in any event on or prior to the Closing, QuadraMed and Acquisition Co. will use reasonable diligent efforts to obtain the consents of all necessary governmental entities and other persons to the Merger.

      7.2 Confidentiality. In the event of the termination of this Agreement, QuadraMed and its representatives shall keep all information with respect to the Company which has been disclosed to QuadraMed pursuant to this Agreement confidential, shall utilize the information solely in connection with the transactions contemplated by this Agreement and shall promptly return to the Company all written information provided to QuadraMed by the Company.

      7.3 Public Announcement. So long as this Agreement is in effect, QuadraMed shall not, and shall cause its Affiliates not to, issue or cause the issuance or the publication of any press release or any other public announcement (including, without limitation, disclosure to employees) with respect to the Merger or any other transaction contemplated by this Agreement without the prior review, and consultation with, the Company with respect to such press release or other public announcement. Notwithstanding the foregoing, the Company and the Stockholders acknowledge and agree that QuadraMed may issue a press release regarding the execution of this Agreement and may make any filings required pursuant to the Exchange Act, which document shall be presented to the Company for review and comment prior to issuance or filing.

      7.4 Subsequent Events. QuadraMed shall promptly, and in any event prior to the Closing, advise the Company in writing of the occurrence of any event or the existence of any state of facts which would render any representation or warranty of QuadraMed hereunder inaccurate or which would preclude satisfaction of any condition contained in Article VIII or Article X of this Agreement; provided, however, that no such notification shall affect any such representation, warranty or condition.

                                  ARTICLE VIII.
                          GENERAL CONDITIONS PRECEDENT

      The obligation of the parties to effect the transactions contemplated by this Agreement and to take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

      8.1 No Injunctions. No injunction or restraining or other order issued by a court of competent jurisdiction which prohibits the consummation of the transactions contemplated shall be in effect (each party agreeing to use reasonably diligent efforts to have any such injunction or order lifted), and no governmental action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the transactions contemplated by this Agreement.

      8.2 No Governmental Proceedings. No action will have been taken, and no statute, rule or regulation will have been enacted, by any Governmental Body that would render the consummation of the Merger illegal.

      8.3 Governmental Approvals. All governmental filings or approvals required in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, compliance with all applicable federal and state securities laws, shall have been made or received.

                                   ARTICLE IX.
                       CONDITIONS PRECEDENT TO OBLIGATION
                    OF QUADRAMED AND ACQUISITION CO. TO CLOSE

      The obligation of QuadraMed and Acquisition Co. to effect the transactions contemplated by this Agreement and to take the other actions required to be taken by QuadraMed and Acquisition Co. at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by QuadraMed or Acquisition Co., in whole or in part):

      9.1 Accuracy of Representations and Warranties. All of the representations and warranties of the Company and the Stockholders in this Agreement, considered collectively, and each of such representations and warranties, considered individually, must be accurate in all material respects when made, and as of the Closing as if made on the Closing.

      9.2 Performance. All of the covenants and obligations that the Company and the Stockholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, including, without limitation, those contained in Section 2.11 above, considered collectively, and each of these covenants and obligations, considered individually, must have been duly performed and complied with in all material respects.

      9.3 Closing Certificate. QuadraMed and Acquisition Co. shall have received from the Company and each of the Stockholders a certificate, dated as of the Closing, certifying that the conditions specified in Sections 9.1 and 9.2 above have been fulfilled.

      9.4 Opinion of Counsel. QuadraMed and Acquisition Co. shall have received an opinion, dated as of the Closing, of Riordan & McKinzie, counsel for the Company and the Stockholders, in form and substance reasonably acceptable to counsel for QuadraMed and Acquisition Co. and substantially in the form attached hereto as Exhibit "E" and incorporated herein by this reference.

      9.5 Due Diligence. QuadraMed and Acquisition Co. shall have completed and approved their due diligence review of the business affairs and operations of the Company as determined in their sole and absolute discretion.

      9.6 No Claims. There must not have been made or threatened by any Person (other than a Stockholder) any claim asserting that such Person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any capital stock of, or any other voting, equity or ownership interest in the Company or is entitled to all or any portion of the Closing Consideration.

      9.7 No Proceedings. No action, suit or proceeding shall be pending or threatened against the Company or any of the Stockholders before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent consummation of any of the transactions contemplated by this Agreement or cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

      9.8 No Material Adverse Effect. Since March 31, 1998, the Company and the Company Subsidiaries shall not have experienced any Material Adverse Effect.

      9.9 Third-Party Consents. All necessary third-party consents or approvals identified in Schedule 3.7 shall have been obtained on or prior to the Closing.

      9.10 Satisfaction of Closing Obligations. The Company and the Stockholders shall have delivered and/or satisfied each of the obligations set forth in Section 2.11 above.

      9.11 Proceedings Satisfactory to Counsel. All proceedings taken by the Company and the Stockholders and all instruments executed and delivered by the Company and the Stockholders on or prior to the Closing in connection with the transactions contemplated herein shall be reasonably satisfactory in form and substance to the counsel for QuadraMed and Acquisition Co.

                                   ARTICLE X.
                      CONDITIONS PRECEDENT TO OBLIGATION OF
                    THE COMPANY AND THE STOCKHOLDERS TO CLOSE

      The obligation of the Company and the Stockholders to effect the transactions contemplated by this Agreement and to take the other actions required to be taken by the Company and the Stockholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company and the Stockholders, in whole or in part):

      10.1 Accuracy of Representations and Warranties. All of the representations and warranties of QuadraMed and Acquisition Co. in this Agreement, considered collectively, and each of such representations and warranties, considered individually, must be accurate in all material respects when made, and as of the Closing as if made on the Closing.

      10.2 Performance. All of the covenants and obligations that QuadraMed and Acquisition Co. are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, including, without limitation, those contained in Section 2.12 above, considered collectively, and each of these covenants and obligations, considered individually, must have been performed and complied with in all material respects.

      10.3 Closing Certificate. The Company and the Stockholders shall have received from QuadraMed and Acquisition Co. a certificate, dated as of the Closing, certifying that the conditions specified in Sections 10.1 and 10.2 above have been fulfilled.

      10.4 Opinion of Counsel. The Company and the Stockholders shall have received an opinion, dated as of the Closing, of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., counsel for QuadraMed and Acquisition Co., in form and substance reasonably acceptable to counsel for the Company and the Stockholders and substantially in the form attached hereto as Exhibit "F" and incorporated herein by this reference.

      10.5 Satisfaction of Closing Obligations. QuadraMed and Acquisition Co. shall have delivered and/or satisfied each of the obligations set forth in
Section 2.12 above.

      10.6 Proceedings Satisfactory to Counsel. All proceedings taken by QuadraMed and Acquisition Co. and all instruments executed and delivered by QuadraMed and Acquisition Co. on or prior to the Closing in connection with the transactions contemplated herein shall be reasonably satisfactory in form and substance to the counsel for Company and the Stockholders.

                                   ARTICLE XI.
                             POST-CLOSING COVENANTS

      The parties hereby agree as follows with respect to the period following the Closing:

      11.1 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article XII below).

                                  ARTICLE XII.
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      All representations, warranties and covenants of the Company, the Majority Stockholder and QuadraMed Acquisition Co. contained in Agreement will survive until the Closing and remain operative and in full force and effect until the Effective Time, at which time they will expire.

                                  ARTICLE XIII.
                                   TERMINATION

      13.1 Termination. This Agreement and the Merger contemplated hereby may be terminated at any time prior to the Closing, whether before or after approval of this Agreement and the Merger by the Stockholders, as follows, and in no other manner:

            (a)   by mutual written consent of QuadraMed and the Company;

            (b) by QuadraMed or the Company if any of the conditions set forth in Article VIII shall not have been satisfied as June 30, 1998;

            (c) by QuadraMed if any of the conditions set forth in Article IX shall not have been satisfied as of June 30, 1998;

            (d) by the Company if any of the conditions set forth in Article X shall not have been satisfied as of June 30, 1998; or

            (e) by either QuadraMed or the Company if the Closing shall have not been consummated on or before July 31, 1998; provided, however, that with respect to paragraphs (b) through (d) above, that the terminating party has complied with or performed or tendered performance of all covenants and agreements, and satisfied all conditions contained herein which are to be complied with, performed or satisfied by such party immediately prior to or at the Closing; provided, further, that a party shall promptly notify the other parties hereto in writing if it becomes aware of circumstances which would cause such other party to breach or be unable to comply with or perform the conditions set forth in Article VIII, IX or X as is appropriate.

      13.2 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 13.1 above, all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to another, and each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein or therein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and financial advisors; provided, however, that the obligations of the Company contained in Section 5.2 above and the obligations of QuadraMed and Acquisition Co. contained in Section
7.2 above shall survive any such termination; and provided, further, that nothing herein shall relieve any party of any liability with respect to or arising out of any breach of its obligations, covenants or agreements hereunder and such termination shall not constitute an election of remedies nor limit the non-breaching parties from pursuing whatever rights and remedies they may have at law, in equity or otherwise.

      13.3 Waiver of Conditions. If any of the conditions specified in Article VIII above have not been satisfied, QuadraMed and the Company may nevertheless mutually agree to proceed with the transactions contemplated hereby. If any of the conditions specified in Article IX above have not been satisfied, QuadraMed and Acquisition Co. may nevertheless at the election of QuadraMed and Acquisition Co. proceed with the transactions contemplated hereby. If any of the conditions specified in Article X above have not been satisfied, the Company and the Stockholders may nevertheless at the election of the Company and the Stockholders proceed with the transactions contemplated hereby.

                                  ARTICLE XIV.
                                     GENERAL

      14.1 Power of Attorney. Each of the Stockholders hereby irrevocably appoints Nitin T. Mehta as their attorney-in-fact for purposes of this Agreement and any exhibit or schedule hereto or any certificate, document or instrument delivered on behalf of the Company or the Stockholders and Nitin T. Mehta hereby accepts his appointment as attorney-in-fact. QuadraMed and Acquisition Co. shall be entitled to deal exclusively with Nitin T. Mehta on all matters relating to this Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Stockholder by Nitin T. Mehta, and on any other action taken or purported to be taken on behalf of any Stockholder by Nitin T. Mehta, is fully binding upon such Stockholder. The power of attorney granted herein shall be irrevocable and be deemed to be coupled with an interest.

      14.2 Payment of Expenses. The Stockholders and QuadraMed will pay all of their respective costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement, regardless of whether the Merger is consummated; provided, however, that the costs and expenses of counsel incurred by the Company and the Stockholders in connection with the transactions contemplated hereby may be paid from the Company's corporate funds up to a maximum of $25,000 and the other costs and expenses incurred by the Company (including the fees and expenses of the Company's accountants and financial advisors) shall be borne by the Company.

      14.3 Amendments. Subject to applicable law, this Agreement, the Certificate of Merger and any exhibit attached hereto or thereto may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that any such amendment must be in writing and executed by all parties hereto.

      14.4 Assignment. The rights under this Agreement shall not be assignable nor the duties delegable by any party without the written consent of the other parties and nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary.

      14.5 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by facsimile transmission, or when mailed, by United States certified or registered mail, prepaid, to the parties or their assignees at the following addresses or facsimile numbers (or at such other address as shall be given in writing by any party):

If to QuadraMed/Acquisition Co.:  QuadraMed Corporation
                                  Attention: Keith M. Roberts, Esq.
                                  80 East Sir Francis Drake Boulevard, Suite 2A Larkspur, California 94939
                                  Facsimile: (415) 464-3953

With a required copy to:          Zevnik Horton Guibord McGovern
                                  Palmer & Fognani, L.L.P.
                                  Attention: Steven G. Rowles, Esq.
                                  101 West Broadway Street, Seventeenth Floor
                                  San Diego, California 92101
                                  Facsimile: (619) 515-9629

If to the Company/Stockholders:   Pyramid Health Group, Inc.
                                  Attention: Nitin T. Mehta
                                  226 Airport Boulevard, Suite 200
                                  San Jose, California 95110
                                  Facsimile: (408) 453-4480

With a required copy to:          Riordan & McKinzie
                                  Attention: James H. Shnell, Esq.
                                  695 Town Center Drive, Suite 1500
                                  Costa Mesa, California 92626
                                  Facsimile: (714) 549-3244

      14.6 Further Assurances. QuadraMed and Acquisition Co., on the one hand, and the Company or the Stockholders, on the other hand, agree that from time to time after the Closing, at the request of any other party and without further consideration or consent, they will execute and deliver such additional instruments as any other party may reasonably request to confirm more effectively the status of the Merger, and, from and after the date hereof if there are any rights of the Company vis-a-vis third-parties which would not continue beyond the time of the Merger without the consent of any such third-party, to try with the cooperation and assistance of each other to obtain such consent promptly.

      14.7 Entire Agreement. This Agreement (including all exhibits and schedules attached hereto and all documents delivered as provided for herein) contain the entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby and supersedes all prior negotiations, discussions, agreements and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof.

      14.8 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile (with originals to follow by United States mail), and such facsimile shall be conclusive evidence of the consent and ratification of the signatories hereto.

      14.9 Governing Law; Venue. This Agreement shall be construed by and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws. The exclusive venue for any controversy arising out of the terms of this Agreement or the breach thereof shall be the Superior Court of California for the County of San Francisco or the United States District Court for the Northern District of California.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

QUADRAMED                           QUADRAMED CORPORATION


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

ACQUISITION CO.                     PYRAMID HEALTH ACQUISITION CORPORATION


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

COMPANY                             PYRAMID HEALTH GROUP, INC.


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

MAJORITY STOCKHOLDER

                                    ____________________________________________
                                    Nitin T. Mehta

                                    Address:   58 Greenoaks Drive
                                               Atherton, California 94027








    [COUNTERPART SIGNATURE PAGE TO ACQUISITION AGREEMENT AND PLAN OF MERGER]

STOCKHOLDERS                        SPROUT CAPITAL V
                                    By:  DLJ Associates V
                                         General Partner


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    Address:  3000 Sand Hill Road
                                              Building 3, Suite 170
                                              Menlo Park, California 94025

                                    SPROUT GROWTH, L.P.
                                    By:  DLJ Growth Associates
                                         General Partner


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    Address:  3000 Sand Hill Road
                                              Building 3, Suite 170
                                              Menlo Park, California 94025

                                    SPROUT GROWTH, LTD.
                                    By:  DLJ Growth Partners
                                         Attorney-In-Fact


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    Address:       3000 Sand Hill Road
                                                   Building 3, Suite 170
                                                   Menlo Park, California 94025





    [COUNTERPART SIGNATURE PAGE TO ACQUISITION AGREEMENT AND PLAN OF MERGER]

                                    DLJ VENTURE CAPITAL FUND
                                    By:  DLJ Fund Associates
                                         General Partner


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    Address:  3000 Sand Hill Road
                                              Building 3, Suite 170
                                              Menlo Park, California 94025

                                    COPLEY PARTNERS 2, L.P.


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    Address:  Federal Reserve Plaza
                                              600 Atlantic Avenue
                                              Boston, Massachusetts 02210

                                    TORONTO DOMINION INVESTMENTS, INC.


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    Address:  222 Bay Street
                                              Post Office Box 1
                                              Ernst & Young Tower, 20th Floor
                                              Toronto, Ontario M5K 1A2




    [COUNTERPART SIGNATURE PAGE TO ACQUISITION AGREEMENT AND PLAN OF MERGER]

                                    SCOTTISH INVESTMENT TRUST, PLC


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    Address:  6 Albyn Place
                                              Edinburgh, EH2 4NL
                                              Scotland


                                    David Shanks

                                    Address:  5720 Flat Iron Parkway
                                              Boulder, Colorado 80301


                                    --------------------------------------------
                                    Eugene M. Weber, Trustee of the Weber Family
                                    Trust dated 1/6/89

                                    Address:  1806 Vallejo Street
                                              San Francisco, California 94123



                                    --------------------------------------------
                                    Jeffrey C. Bachmann

                                    Address:  625 South Broadway, #3
                                              Redondo Beach, California 90277




    [COUNTERPART SIGNATURE PAGE TO ACQUISITION AGREEMENT AND PLAN OF MERGER]

                                    COMPEX INVESTORS I, L.P.

                                    By:   MBI Investment Partners, L.P.
                                    Its:  General Partner

                                          By:   Mehta & Company, Inc.
                                          Its:  General Partner


                                    By:_________________________________________
                                            Nitin T. Mehta, President

                                    Address:  58 Greenoaks Drive
                                              Atherton, California 94027

                                    COMPEX INVESTORS II, L.P.

                                    By:   MBI Investment Partners, L.P.
                                    Its:  General Partner

                                          By:   Mehta & Company, Inc.
                                          Its:  General Partner


                                    By:_________________________________________
                                            Nitin T. Mehta, President

                                    Address:  58 Greenoaks Drive
                                              Atherton, California 94027

                                    MEHTA FAMILY PARTNERS, L.P.


                                    By:_________________________________________
                                            Nitin T. Mehta, General Partner

                                    Address:  58 Greenoaks Drive
                                              Atherton, California 94027




    [COUNTERPART SIGNATURE PAGE TO ACQUISITION AGREEMENT AND PLAN OF MERGER]

                                    TRANSCORP C/F NITIN T. MEHTA
                                    a/c IRC-6699-OT


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    Address:  7103 South Revere Parkway
                                              Englewood, Colorado 80112

                                    TRANSCORP C/F NITIN T. MEHTA
                                    a/c KPS-0227-00


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    Address:  7103 South Revere Parkway
                                              Englewood, Colorado 80112

                                    TRANSCORP C/F NEIL N. MEHTA
                                    a/c IRZ-8055-OC


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    Address:  7103 South Revere Parkway
                                              Englewood, Colorado 80112

                                    TRANSCORP C/F NAYAN N. MEHTA
                                    a/c IRZ-8054-OC


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    Address:  7103 South Revere Parkway
                                              Englewood, Colorado 80112


    [COUNTERPART SIGNATURE PAGE TO ACQUISITION AGREEMENT AND PLAN OF MERGER]

                                    TRANSCORP C/F MEENA N. MEHTA
                                    a/c TP2-87332



                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    Address:  7103 South Revere Parkway
                                              Englewood, Colorado 80112


                                    ____________________________________________
                                    Prabhu Goel, Trustee of the Neil N. Mehta-
                                    1996 Trust

                                    Address:  58 Greenoaks Drive
                                              Atherton, California 94027


                                    ____________________________________________
                                    Prabhu Goel, Trustee of Nayan N. Mehta-1996
                                    Trust

                                    Address:  58 Greenoaks Drive
                                              Atherton, California 94027


                                    ____________________________________________
                                    Sharad P. Patel, Trustee of the Shared P.
                                    Patel Trust of April 9, 1985

                                    Address:  2007 Saint Julien Court
                                              Mountain View, California 94043




    [COUNTERPART SIGNATURE PAGE TO ACQUISITION AGREEMENT AND PLAN OF MERGER]


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                                   EXHIBIT "A"

                              CERTIFICATE OF MERGER


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                                   EXHIBIT "B"

                 NON-COMPETITION AND NON-INTERFERENCE AGREEMENT

                                   EXHIBIT "C"

                                     RELEASE


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                                   EXHIBIT "D"

                          REGISTRATION RIGHTS AGREEMENT


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                                   EXHIBIT "E"

                 OPINION OF COUNSEL FOR COMPANY AND STOCKHOLDERS


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                                   EXHIBIT "F"

              OPINION OF COUNSEL FOR QUADRAMED AND ACQUISITION CO.